                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant         /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:


/ /     Preliminary Proxy Statement         / /  Confidential,  For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement

/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BIOMAGNETIC TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


          (1) Title of each class of securities to which transaction applies:

          (2)     Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)     Proposed maximum aggregate value of transaction:

          (5)     Total fee paid:
-------------------------------------------------------------------------------

     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         1)       Amount previously paid:
-------------------------------------------------------------------------------
         2)       Form, Schedule or Registration Statement no.:
-------------------------------------------------------------------------------
         3)       Filing Party:
-------------------------------------------------------------------------------
         4)       Date Filed:
-------------------------------------------------------------------------------

                                [COMPANY LOGO]


                         BIOMAGNETIC TECHNOLOGIES, INC.

                         9727 Pacific Heights Boulevard
                           San Diego, California 92121

                                February 16, 1999


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Biomagnetic Technologies, Inc., which will be held at the offices of the Company at 9727 Pacific Heights Blvd., San Diego, California on Friday, March 19, 1999 at 9:00 a.m.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

         In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.

                                          Sincerely,




                                          D. Scott Buchanan
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER




-------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

-------------------------------------------------------------------------------

                         BIOMAGNETIC TECHNOLOGIES, INC.
                         9727 PACIFIC HEIGHTS BOULEVARD
                           SAN DIEGO, CALIFORNIA 92121

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 16, 1999

                            -------------------------


         The Annual Meeting of Shareholders of Biomagnetic Technologies, Inc. (the "Company" or "BTI") will be held at the offices of the Company at 9727 Pacific Heights Boulevard, San Diego, California on Friday, March 19, 1999 at 9:00 a.m., Pacific Standard Time, for the following purposes:

         1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting:
               D. Scott Buchanan, Martin P. Egli, Enrique Maso, Galleon Graetz, and Rodolfo Llinas.

         2. To ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending September 30, 1999.

         3. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares.

         4. To increase the number of shares of Common Stock in the 1997 Stock Incentive Plan from 3,000,000 to 6,000,000 shares.

         5. To transact any other business which may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on February 9, 1999 will be entitled to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company. Whether or not you plan to attend the meeting Annual Meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                       By Order of the Board of Directors

                                       /s/
                                            -----------------------------

Dated:  February 16, 1999              Aron P. Stern, SECRETARY
        -----------------

                         BIOMAGNETIC TECHNOLOGIES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 19, 1999

         These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Biomagnetic Technologies, Inc., a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at 9:00 a.m. on March 19, 1999 (referred to herein as the "Annual Meeting" or the "Meeting") and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately February 16, 1999.

         The mailing address of the principal executive office of the Company is 9727 Pacific Heights Boulevard, San Diego, California 92121.

                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.


                         VOTING RIGHTS AND SOLICITATION

         Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Meeting who elects to vote his or her shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with American Stock Transfer and Trust Co. ("AST") to solicit proxies on the Board of Director's behalf.

         The anticipated cost of the proxy solicitation by AST is $2,000 plus distribution expenses charged by the various brokerage firms which are expected to be $2,000. AST will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of shareholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock and solicit proxy responses from holders of the Company's Common Stock.

         The record date for determining those shareholders who are entitled to notice of, and to vote at, the Meeting has been fixed as February 9, 1999. As of January 26, 1999, the Company had approximately 83,367,112 outstanding shares of Common Stock (the "Common Stock"). The Company's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for transaction of business. Each share of Common Stock is entitled to one vote on matters brought before the Meeting. In voting for directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds, or to distribute his or her votes on the same principle among the nominees to be elected in such manner as he or she may see fit. A shareholder may cumulate his or her votes if his or her candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. The shares represented by the proxy will be voted at the Annual Meeting and will be voted by the proxyholder as specified by the person solicited. If no instructions are given on the executed proxy, the proxy will be voted for all nominees and in favor of all proposals described.

         For the election of directors, the nominees receiving the highest number of votes up to the number of directors to be elected are elected if a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company's voting stock is required for the approval of Proposals 2, 3 and 4 being submitted to the shareholders for their consideration. Abstentions and broker nonvotes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Abstentions will be included in tabulations of the votes cast for purposes of determining whether the proposal has been approved. Broker nonvotes will not be counted for purposes of determining the number of votes cast for a proposal.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         A board of five directors is to be elected at the Meeting to hold office until the next annual meeting or until their successors are elected. Each returned proxy cannot be voted for a greater number of persons than the number of nominees named (five). The five nominees receiving the highest number of votes are elected if a quorum is present and voting. Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the five nominees who are listed herein, or for as many nominees of the Board of Directors as possible, not to exceed five such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit. Mr. Bergman is not standing for re-election.

         If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as directors.

             THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                           THE NOMINEES LISTED HEREIN.


                                                 FIRST YEAR
                                                  ELECTED
                   NAME                           DIRECTOR                 PRINCIPAL OCCUPATION                  AGE
------------------------------------------   -----------------   -------------------------------------------  ---------
D. Scott Buchanan(3)(4)...................          1997         President and Chief Executive Officer of        40
                                                                 Biomagnetic Technologies, Inc.

Martin P. Egli (1)(2)(3)..................          1995         Senior Partner, Swisspartners S.P.              46
                                                                 Investment Network LTD.

Enrique Maso (1)(2)(3)....................          1995         Chairman of the Board, Private Investor         73

Galleon Graetz............................          1998         Senior Partner of Net Care AG                   44

Rodolfo Llinas............................          1998         Professor of Neuroscience and Chair of          63
                                                                 the Department of Physiology and
                                                                 Neuroscience at New York University
                                                                 School of Medicine

------------------------------------------
(1)      Member of Compensation Committee.
(2)      Member of Audit Committee.
(3)      Member of Administrative Committee of the Purchase Plan.
(4) Dr. Buchanan also serves as a non-voting advisor to the Compensation Committee.

BUSINESS EXPERIENCE OF DIRECTORS

DR. BUCHANAN joined the Company in 1986, served as Vice President, Product Operations from February 1992 through December 1996 and has served as President since December 1996. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois. Dr. Buchanan was elected to the Board of Directors of Biomagnetic Technologies in 1997.

MR. EGLI has served since 1993 as a partner and principal of Swisspartners S.P. Investment Network LTD. ("Swisspartners"), a company which provides investment management, corporate finance and trust services, and which owns 100% of the capital stock of Dassesta International S.A. ("Dassesta"). From 1988 to 1992 Mr. Egli served as Chief Executive Officer of BiL Holding Ltd., a banking and investment management company owned by the Bank in Liechtenstein Group. Mr. Egli is a director of several privately held companies and was elected to the Board of Directors of Biomagnetic Technologies in 1995.

DR. MASO, a private investor, is a former large industrialist in Europe and the former Mayor of Barcelona. He is currently the Chairman of the Board of Electronic Data Systems in Spain, a position he has held since 1983. He received a Masters of Industrial Engineering Management from New York University and a doctorate in Engineering from the Politechnic College of Barcelona. Dr. Maso was elected to the Board of Directors of Biomagnetic Technologies in 1995.

DR. GRAETZ, from 1990 to 1997, served as clinical consultant and co-director of the internal medicine division of the Swiss Hospital School of Nursing. Dr. Graetz is currently a senior partner of Care Net AG, a health consulting company and currently involved as part of the management team at Medizinisches Zentrum Romerhof, a unique health care provider located in Zurich. Dr. Graetz was educated in internal medicine and radiology in Switzerland and Israel. Dr. Graetz was elected to the Board of Directors of Biomagnetic Technologies in 1998.

PROFESSOR LLINAS, M.D., PH.D. is the Thomas and Suzanne Murphy Professor of Neuroscience and Chair of the Department of Physiology and Neuroscience at New York University School of Medicine, a position he has held since 1976. He is a Member of the National Academy of Sciences (USA), the Academy of Arts and Sciences and the American Philosophical Society. Since 1991, Professor Llinas has served as Advisor to the NASA Neurolab Project, is a Member of the Advisory Council of the National Deafness and Other Communication Disorder of the National Institute of Health and served on the Board of Trustees of the Marine Biological Laboratory. Professor Llinas has contributed over 500 publications to brain research, has been awarded five honorary degrees and is the recipient of numerous honors. Dr. Llinas was elected to the Board of Directors of Biomagnetic Technologies in 1998.

BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors held 3 meetings during the fiscal year ended September 30, 1998. Each Director nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the board on which he served, except for Drs. Llinas and Graetz, who were appointed to the Board during the fiscal year and attended only one meeting, and for Dr. Maso who attended only two meetings.

         The Compensation Committee currently consists of Mr. Egli and Dr. Maso. Director D. Scott Buchanan serves as a non-voting advisor to the Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Compensation Committee had one meeting during the fiscal year ended September 30, 1998.

         The Audit Committee currently consists of Mr. Egli and Dr. Maso. The Audit Committee assists in selecting the independent auditors, in designating services they are to perform and in maintaining effective communication with those auditors. The Audit Committee met one time during the fiscal year ended September 30, 1998.

         The Company has a standing Administrative Committee (the "Administrative Committee") of the Company's 1992 Employee Stock Purchase Plan, (the "Purchase Plan"), which currently consists of Directors D. Scott Buchanan, Mr. Egli and Dr. Maso. The Administrative Committee has full authority to administer the Purchase Plan. There were no meetings of the Administrative Committee during the fiscal year ended September 30, 1998.

         The Company does not have a standing Nominating Committee or any other Committee performing similar functions, and such matters are considered at meetings of the full Board of Directors.

DIRECTOR COMPENSATION

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. The Company does not presently pay fees to its Directors for their participation as a member of the Board of Directors.

Each non-employee Board Member is eligible to receive grants of a non-qualified stock option to purchase shares of Common Stock of the Company. Certain options have previously been granted to directors that are now exercisable or exercisable within 60 days of January 26, 1999. See "Security Ownership of Management."


                                   PROPOSAL 2

                                   APPROVAL OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

         Effective September 24, 1997, the Company retained Arthur Andersen LLP as its independent certifying accountant, replacing Price Waterhouse LLP ("Price Waterhouse"), its prior independent certifying accountant, as of the same date. The change in independent certifying accountant was approved by the Board of Directors and the shareholders.

         The reports of Price Waterhouse with respect to the Company for fiscal year 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles, except that Price Waterhouse's report for fiscal 1996 included an explanatory paragraph regarding the Company's ability to continue as a going concern. During the fiscal years 1995 and 1996 and the subsequent period thereto prior to the replacement of Price Waterhouse, there were no disagreements between the Company and Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their report on the financial statements for such years, nor were there any "reportable events" as defined by the Securities and Exchange Commission.

         During fiscal years 1995 and 1996 and the subsequent period thereto prior to engaging Arthur Anderson LLP, the Company had no discussions with Arthur Andersen LLP regarding either the application of an accounting principle, the type of opinion that would be rendered in the Company's financial statements or any disagreements or reportable events.

         On the recommendation of the Company's management, the Board of Directors has selected Arthur Andersen LLP to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the shareholders will be sought by the Board of Directors for the selection of Arthur Andersen LLP as independent accountants to audit the accounts and records of the Company for the fiscal year ending September 30, 1999, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of the Company's voting stock is required to ratify the selection of Arthur Andersen LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Arthur Andersen LLP, the Board of Directors will reconsider such selection.

         A representative of Arthur Andersen LLP is expected to be present at the meeting to respond to your questions and will have the opportunity to make a statement if he or she desires to do so.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1999.

                                   PROPOSAL 3

                     AMENDMENT OF ARTICLES OF INCORPORATION

         The present capital structure of the Company authorizes 100,000,000 shares of Common Stock, without par value. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has unanimously approved the amendment and restatement of the Company's Fourth Restated Articles of Incorporation, as amended (the "Articles") to increase the authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommend such amendment and restatement to the Company's shareholders for adoption. On January 26, 1999, 83,367,112 shares of Common Stock were outstanding.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

         Authorizing an additional 100,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the shareholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings, stock dividends or distributions, issuance of options pursuant to the Company's 1997 Stock Incentive Plan and issuances of Common Stock pursuant to the Company's Employee Stock Purchase Plan without further action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of the shareholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

         The proposed amendment and restatement of the Company's Articles of Incorporation was approved by a vote of the directors of the Company on September 25, 1998.

SHAREHOLDER APPROVAL

         The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment and restatement of the Company's Articles of Incorporation authorizing 100,000,000 additional shares of Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION AUTHORIZING 100,000,000 ADDITIONAL SHARES OF COMMON STOCK.

                                   PROPOSAL 4

             APPROVAL OF AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

         The Company's shareholders are being asked to approve an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") that will increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1997 Plan by an additional 3,000,000 shares to 6,000,000 shares.

         The 1997 Plan was adopted by the Board of Directors in December 1996 as the successor incentive program to the Company's 1987 Stock Option Plan which terminated December 31, 1996. The 1997 Plan became effective on January 1, 1997 and was subsequently approved by the shareholders at the March 18, 1997 Annual Meeting.

         The 1997 Plan is designed to assure that a sufficient reserve of Common Stock is available to attract and retain the services of key individuals essential to the Company's long-term growth and success.

         The following is a summary of the principal features of the 1997 Plan. However, the summary does not purport to be a complete description of all the provisions of the 1997 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Diego, California.

         As of January 26, 1999, 3,032,900 options were outstanding under the 1997 Plan, 2,967,100 shares remained available for future option grant assuming shareholder approval of this Proposal, and no shares have been issued under the 1997 Plan.

EQUITY INCENTIVE PROGRAMS

         The 1997 Plan contains three separate equity programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program and
(iii) a Stock Issuance Program. The principal features of these programs are described below. The 1997 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion (subject to the provisions of the 1997 Plan) to authorize option grants and direct stock issuances under the 1997 Plan. All grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

         A total of 6,000,000 shares of Common Stock, 3,000,000 of which are subject to shareholder approval, has been reserved for issuance over the term of the 1997 Plan. In no event may any one participant in the 1997 Plan be granted stock options and direct stock issuances for more than 500,000 shares in the aggregate per calendar year under the 1997 Plan.

         In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, (ii) the number and/or class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1997 Plan, (iii) the number and/or class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option.

         Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1997 Plan. Unvested shares issued under the 1997 Plan and subsequently cancelled or repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1997 Plan.

ELIGIBILITY

         Officers and other employees of the Company and its subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the board of directors of any parent or subsidiary corporation and independent consultants and advisors in the service of the Company or its subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

         As of January 26, 1999, four executive officers, four non-employee Board members and approximately 65 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the four non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

         The fair market value per share of Common Stock on any relevant date under the 1997 Plan will be the closing selling price per share on that date on The Nasdaq Over The Counter Bulletin Board. On January 26, 1999, the closing selling price per share was $.18.

DISCRETIONARY OPTION GRANT PROGRAM

         Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than 85% of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of 10 years. The options may, at the Plan Administrator's discretion, become exercisable in a series of installments over the optionee's period of service with the Company.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

                  Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

                  Limited stock appreciation rights may be provided to one or more officers or directors of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) fair market value per share on the date the option is surrendered in connection with the tender offer or the highest price paid per share of Common Stock in connection with the tender offer (as prescribed by the 1997 Plan) over (b) the exercise price payable for such share.

         The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares.

CANCELLATION/REGRANT PROGRAM

         The Plan Administrator will also have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of Common Stock at the time of the new grant.

AUTOMATIC OPTION GRANT PROGRAM

         Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after January 1, 1997, whether through election by the shareholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment (the "Initial Grant Date"), a non-statutory option to purchase 10,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. Each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted a non-statutory option to purchase an additional 3,500 shares of Common Stock on the date of each Annual Shareholders Meeting. Mr. Egli and Dr. Maso, who were existing non-employee Board members prior to January 1, 1997 elected to waive any grants under the Automatic Option Grant Program. An individual who becomes a non-employee Board member after previously serving in the Company's employ will receive his or her initial 3,500-share annual grant at the first Annual Shareholders Meeting at which such individual is elected as a non-employee Board member and will receive an additional 3,500-share automatic option grant at each subsequent Annual Shareholders Meeting at which he or she is re-elected to the Board as a non-employee director. There will be no limit on the number of such 3,500-share option grants which any one non-employee Board member may receive over his or her period of Board service.

         Each 10,000-share or 3,500-share option granted under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of 10 years measured from the grant date, subject to earlier termination at the end of the 12-month period measured from the date of the optionee's cessation of Board service. Each option shall be immediately exercisable for any or all of the option shares. However, each automatic option grant will vest for the option shares in 16 successive equal quarterly installments upon the optionee's continued Board service measured from the Initial Grant Date. Should the optionee cease Board service, then the optionee may, at any time during the next 12 months, exercise the option for any or all of the option shares for which the option has vested at the time of such cessation of Board service.

         Each automatic option grant will accelerate and become immediately exercisable for all of the option shares upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale or (iii) the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over
(b) the exercise price payable for such share. No additional Board or Plan Administrator approval shall be required upon the exercise of such surrender right.

STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1997 Plan.

GENERAL PROVISIONS

         ACCELERATION. In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a specified period following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs, with such acceleration or vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

         The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

         FINANCIAL ASSISTANCE. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes.

         SPECIAL TAX ELECTION. The Plan Administrator may provide one or more holders of non-statutory options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

         AMENDMENT AND TERMINATION. The Board may amend or modify the 1997 Plan in any or all respects whatsoever, subject to any shareholder approval required under applicable laws or regulations. The 1997 Plan shall terminate upon the EARLIEST of (i) December 31, 2006, (ii) the date on which all shares available for issuance under the 1997 Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

NEW PLAN BENEFITS

         On January 19, 1999, the Board of Directors granted options to a certain employee to purchase 75,000 shares of the Company's Common Stock at an exercise price of $0.15625 per share. These options vest in equal monthly installments over a four year period. Of the total 75,000 options granted, 32,900 are in excess of the maximum number of shares authorized for issuance under the 1997 Plan and, therefore, are subject to shareholder approval. These 32,900 options will not become exercisable unless the shareholders approve the 3,000,000 share increase to the 1997 Plan at the 1999 Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES

         OPTION GRANTS. Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

         DIRECT STOCK ISSUANCE. The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances to non-employees with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will result in a compensation expense to the Company's earnings based on fair value method accounting, accruable to the period that the option shares or issued shares are to vest. Option grants or stock issuances to employees with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma disclosure with the Company's financial statements, the impact those option grants or issued shares would have upon the Company's reported earnings were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

SHAREHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1997 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE TO 6,000,000 SHARES OF COMMON STOCK.

                             PRINCIPAL SHAREHOLDERS

The following are the only persons known by the Company to own beneficially, as of January 26, 1999, five percent (5%) or more of the outstanding shares of its Common Stock.

                                                      SHARES BENEFICIALLY OWNED
NAME AND ADDRESS                                      -------------------------
OF BENEFICIAL OWNER (1)                               NUMBER (1)    PERCENT (2)
-----------------------                               ----------    -----------
Enrique Maso........................................  25,000,000          30.0%
     Europa Residence
     Place des Moulins
     98 000 Montecarlo
     Monaco

Dassesta International S.A..........................  18,717,602          22.6%
     AM Schanzengraben 23
     CH-8002 Zurich, Switzerland

Experta BiL.........................................   5,000,000           6.0%
     Beethovenstrasse 48
     P.O. Box 970
     CH-8039 Zurich, Switzerland

Caja De Ahora Y Pensiones De Barcelona..............  10,000,000          12.0%
     Avenida Diagonal, 621-629
     08028 Barcelona, Spain

--------------------------

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)    Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of January 26, 1999 by each director and nominee to the Board of Directors and by each of the Named Executive Officers and by all directors and executive officers of the Company as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                                   SHARES BENEFICIALLY OWNED
NAME AND ADDRESS OF                                                -------------------------
BENEFICIAL OWNER (1)                                                NUMBER (1)  PERCENT (2)
--------------------                                                ----------  -----------
Herman Bergman (3)..............................................     1,034,000        1.2%
D. Scott Buchanan (4)...........................................       739,835         *
Martin P. Egli (5)..............................................    21,717,602       26.1%
Eugene Hirschkoff (6)...........................................       297,177         *
Enrique Maso....................................................    25,000,000       30.0%
Kenneth Squires (7).............................................       273,789         *
Aron P. Stern (8)...............................................         8,333         *
Rodolfo Llinas (8)..............................................        18,750         *
Galleon Graetz (8)..............................................        12,499         *
All directors and executive officers as a group (9).............    49,101,985       57.3%

---------------------------

*      Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

(2)    Percentage of ownership is calculated pursuant to SEC Rule 13d-3d(1).

(3) Shares beneficially owned include options to purchase 964,000 shares of Common Stock held by Mr. Bergman which are now exercisable or exercisable within 60 days of January 26, 1999.

(4) Shares beneficially owned include options to purchase 707,043 shares of Common Stock held by Dr. Buchanan which are now exercisable or exercisable within 60 days of January 26, 1999.

(5) Consists of 18,717,602 shares owned by Dassesta and 3,000,000 shares owned by Swisspartners. Mr. Egli is a managing director of Swisspartners S.P. Investment Network LTD., which owns 100% of the capital stock of Dassesta.

(6) Shares beneficially owned include options to purchase 259,835 shares of Common Stock held by Dr. Hirschkoff which are now exercisable or exercisable within 60 days of January 26, 1999.

(7) Shares beneficially owned include options to purchase 246,235 shares of Common Stock held by Dr. Squires which are now exercisable or exercisable within 60 days of January 26, 1999.

(8) Shares beneficially owned consists entirely of options to purchase shares of Common Stock held by these officers and directors which are now exercisable or exercisable within sixty days of January 26, 1999.

(9) Shares beneficially owned include all shares held by entities affiliated with certain directors as described in the footnotes above and include options to purchase 2,216,695 shares of Common Stock held by all directors and executive officers as a group which are now exercisable or exercisable within 60 days of January 26, 1999.

                                   MANAGEMENT

NAME                                        AGE    POSITION
----                                        ---    --------
D. Scott Buchanan......................     40     President and Chief Executive Officer
Aron P. Stern..........................     45     Vice President Finance, Chief Financial Officer
                                                   and Secretary
Kenneth Squires........................     54     Vice President, Marketing
Eugene Hirschkoff......................     56     Vice President, Engineering

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

         DR. BUCHANAN joined the Company in 1986, served as Vice President, Product Operations from February 1992 through December 1996 and has served as President since December 1996. Dr. Buchanan has been involved with product and applications development since joining the Company as a staff physicist. Dr. Buchanan received a B.S. in Physics from Lehigh University in Pennsylvania and an M.S. and Ph.D. in Physics from the University of Illinois.

         MR. STERN joined the Company in January 1999. Since 1989 Mr. Stern has been employed at biomedical companies: from 1989 to 1992 as Director, Finance and Administration at Isis Pharmaceuticals, Inc., and from 1992 to 1998 as Vice President Finance & Administration and Chief Financial Officer at Protein Polymer Technologies, Inc. Previous to these positions, Mr. Stern held accounting and financial positions at a variety of high technology companies including Apple Computer, Inc. Mr. Stern received a masters of business administration from University of California, Berkeley.

         DR. SQUIRES joined the Company in September 1988. Since that time he has held various positions as Director of Clinical Applications and Director of Neuroscience Applications--Marketing and was appointed Vice President of Marketing in December, 1996. Dr. Squires received his B.S. and M.S. degrees in Aeronautical Engineering at the University of Minnesota and his Ph.D. in Experimental Psychology from the University of California, San Diego.

         DR. HIRSCHKOFF joined the Company in 1971, and has served in many capacities in engineering, technology development and manufacturing. From 1990 through 1996, he served as Director of Clinical Applications, managing the Company's research and development programs with its collaboration partners at the Scripps Clinic and Research Foundation and the University of California at San Francisco among others. Dr. Hirschkoff is responsible for the Company's FDA compliance programs. In December, 1997 he was appointed Vice President, Engineering. Dr. Hirschkoff received his B.A. in Physics and Mathematics at Reed College in Oregon; M.A. in Physics at Harvard University; Ph.D. in Physics from the University of California, San Diego; MBA from the State University of California, San Diego and his J.D. from the University of San Diego.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned by the Named Executive Officers (determined as of the end of the last fiscal year) for services rendered in all capacities to the Company for the fiscal years ended September 30, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                    ANNUAL COMPENSATION               COMPENSATION
                                         -----------------------------------------   ---------------

                                                                                         AWARDS
       NAME AND                                                      OTHER ANNUAL    ---------------       ALL OTHER
  PRINCIPAL POSITION             YEAR      SALARY ($)    BONUS ($)   COMPENSATION    OPTIONS/SARS(#)     COMPENSATION
----------------------------   --------  -------------  ----------- --------------  -----------------   --------------
D. Scott Buchanan...........     1998     $   175,000    $     -0-    $       -0-        825,000          $      -0-
     President, Chief            1997     $   163,273    $     -0-    $       -0-        150,000          $      -0-
     Executive Officer           1996     $   127,368    $     -0-    $       -0-        200,000          $      -0-

Herman Bergman..............     1998     $   125,000    $     -0-    $       -0-        525,000          $      -0-
     Former Vice President       1997     $   125,481    $     -0-    $       -0-        310,000          $      -0-
     of Finance,                 1996     $   125,481    $     -0-    $       -0-         75,000          $      -0-
     Chief Financial
     Officer and Secretary

Eugene Hirschkoff (1).......     1998     $   123,907    $   5,000    $       -0-        400,000          $   1,500
     Vice President              1997     $   115,991    $   2,500    $       -0-         80,000          $   1,500
     Engineering                 1996     $   113,854    $     -0-    $       -0-         25,000          $      -0-

Kenneth Squires (2).........     1998     $   120,949    $  20,086    $       -0-        400,000          $      -0-
     Vice President              1997     $    99,730    $   7,200    $       -0-         80,000          $      -0-
     Marketing                   1996     $    94,984    $   4,000    $       -0-         25,400          $      -0-

     (1) "Bonus" for Dr. Hirschkoff represents a payment earned under an incentive bonus program. "All Other Compensation" represents educational reimbursements.

     (2) "Bonus" for Dr. Squires represents a payment earned under an incentive bonus program.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options under the Company's 1987 Stock Option Plan and the 1997 Plan to the Named Executive Officers in fiscal 1998:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES OF
                                          % OF TOTAL                                                 STOCK
                                         OPTIONS/SARS                                        PRICE APPRECIATION FOR
                       OPTIONS/SARS       GRANTED TO       EXERCISE OR                          OPTION TERM (1)
                          GRANTED        EMPLOYEES IN       BASE PRICE      EXPIRATION          ---------------
NAME                     (#) (2)          FISCAL YEAR       ($/SH) (3)       DATE (4)       5% ($)         10% ($)
----                   ------------     --------------    -------------    ------------  ------------     ----------
D. Scott Buchanan...     500,000             20%           $       .42       10/02/07      $ 342,068      $ 544,686
                         325,000             13%                   .50       03/25/08        264,696        421,483
Herman Bergman......     250,000             10%           $       .42       10/02/07      $ 171,034      $ 272,343
                         275,000             11%                   .50       03/25/08        223,973        356,640
Eugene Hirschkoff...     200,000              8%           $       .42       10/02/07      $ 136,827      $ 217,874
                         200,000              8%                   .50       03/25/08        162,889        259,374
Kenneth Squires.....     200,000              8%           $       .42       10/02/07      $ 136,827      $ 217,874
                         200,000              8%                   .50       03/25/08        162,889        259,374

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      (1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5 percent and 10 percent levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

      (2) Options granted in fiscal 1998 were issued with vesting on an annual basis over a two to four-year period commencing on the date of grant. The grant dates for the options listed in the above table are as follows:

                                                                     Options/SARs
                                     Name                             Granted (#)         Grant Date
             ---------------------------------------------------  ------------------   -----------------
             D. Scott Buchanan.............................             500,000            10/02/97
             D. Scott Buchanan.............................             325,000            03/25/98

             Herman Bergman................................             250,000            10/02/97
             Herman Bergman................................             275,000            03/25/98

             Eugene Hirschkoff.............................             200,000            10/02/97
             Eugene Hirschkoff.............................             200,000            03/25/98

             Kenneth Squires...............................             200,000            10/02/97
             Kenneth Squires...............................             200,000            03/25/98

      (3) The exercise price per share on the date of grant represents 100% of the fair market value of the underlying shares at that date.

      (4) The options have a term of 10 years, subject to earlier termination based on certain events related to termination of employment

OPTION EXERCISES AND HOLDINGS

         The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No options were acquired on exercise of options by the Named Executive Officers during the fiscal year ended September 30, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                             VALUE OF
                                  SHARES                                   NUMBER OF                        UNEXERCISED
                               ACQUIRED ON         VALUE              UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS/SARS
NAME                           EXERCISE (#)     REALIZED ($)               AT FY-END                     AT FY-END ($) (1)
----------------------------  --------------   --------------  ---------------------------------  --------------------------------
                                                                EXERCISABLE       UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
                                                               -------------     ---------------  -------------    ---------------
D. Scott Buchanan                   -0-          $     -0-         603,917          669,783            $ -0-           $ -0-
Herman Bergman                      -0-          $     -0-         490,667          433,333            $ -0-           $ -0-
Eugene Hirschkoff                   -0-          $     -0-         210,833          329,167            $ -0-           $ -0-
Kenneth Squires                     -0-          $     -0-         196,233          329,167            $ -0-           $ -0-
William C. Black, Jr.               -0-          $     -0-           -0-              -0-              $ -0-           $ -0-

---------------------------

(1) Calculated on the basis of the fair market value of the underlying securities at September 30, 1998 ($.26) minus the exercise price.

EMPLOYEE CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

No formal employment contract exists with any of the current executive officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In fiscal 1998, Martin P. Egli and Enrique Maso served as non-employee members of the Company's Compensation Committee. Neither of these individuals was an officer or employee of the Company at any time during the 1998 fiscal year or at any other time.

No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY. The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.

The Committee has adopted the following objectives as guidelines for its compensation decisions:

         - Provide a competitive total compensation package that enables the Company to attract and retain key executives.

         - Integrate all compensation programs with the Company's short-term and long-term business objectives and strategic goals.

         - Ensure that compensation is meaningfully related to the value created for shareholders.

         EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS. The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers may also be provided supplemental long-term disability insurance.

         BASE SALARY. Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the medical device industry and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of shareholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months;
(ii) the individual's increased responsibilities over the prior 12 months; and
(iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

         ANNUAL INCENTIVE COMPENSATION. The Company's officers are eligible to receive annual cash incentive compensation at the time their base salaries are reviewed based on achieving defined specific goals and objectives during the 12 months prior to review. This compensation is intended to provide a direct financial incentive in the form of an annual cash bonus to executives who achieve the Company's defined specific goals. Individual contributions are also considered in determining cash bonuses. Equal weight is given to achievement of individual accomplishments and strategic corporate goals. Bonus awards are set at a level competitive within the local medical device manufacturing and high technology industry as well as among a broader group of medical device manufacturing and high technology companies of comparable size and complexity. Such companies are not necessarily included in the indices used to compare shareholder returns in the Stock Performance Graph. Other than bonuses awarded to Doctors. Hirschkoff and Squires under an incentive bonus program, no other cash bonuses were offered to the Company's executive officers in the fiscal year ended September 30, 1998.

         LONG-TERM INCENTIVE COMPENSATION. The 1997 Plan is the Company's long-term incentive plan for executive officers and, to a lesser degree, all other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of shareholders and executives will be more closely aligned.

         Generally, stock options are granted every year with exercise prices equal to the prevailing market value of the Company's Common Stock on the date of grant, have 10-year terms and have vesting periods of four years. Awards are made at a level calculated to be competitive within both the local biotechnology industry and a broader group of biotechnology and medical device manufacturing companies of comparable size and complexity.

         D. Scott Buchanan became President and Chief Operating Officer of the Company on December 20, 1996. Effective January 2, 1997 his base salary was increased from

$125,000 to $175,000 in consideration for the increased responsibilities then assumed by Dr. Buchanan. In March, 1997, Dr. Buchanan was also appointed Chief Executive Officer of the Company.

         It is the Committee's objective to have any increasing percentage of Dr. Buchanan's total compensation each year tied to the attainment of performance targets and stock price appreciation of his option shares.

SUMMARY

         After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

         We conclude our report with the acknowledgement that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                         COMPENSATION COMMITTEE


                                         /s/ Martin P. Egli
                                         /s/ Enrique Maso
                                         February 12, 1999

                                PERFORMANCE GRAPH

         The following graph compares total shareholder returns over the last five fiscal years to the weighted average return of stocks of companies included in the Nasdaq Composite Index and a peer group index consisting of the Medical Instrument and Supplier Manufacturers Index. The total return for each of the Company's Common Stock, the Nasdaq Composite Index and the Medical Instrument and Supplier Manufacturers Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Composite Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The Company's Common Stock is traded on the Nasdaq over the counter bulletin board. The Medical Instrument and Supplier Manufacturers Index consists of companies with a Standard Industrial Classification Code identifying them as a manufacturer of medical instruments or supplies. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.


                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                     COMPANY, PEER GROUP AND BROAD MARKET

                                                          FISCAL YEAR ENDING
                                   ------------------------------------------------------------------
COMPANY/INDEX/MARKET                1993        1994        1995        1996        1997        1998
Biomagnetic Technologies           100.00       47.98       59.99       23.99       13.43        7.99
SIC Code Index                     100.00      113.02      179.65      208.26      249.01      263.86
NASDAQ Market Index                100.00      105.82      128.48      150.00      203.88      211.88

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Martin Egli, a director of the Company, is a managing director of Swisspartners. Dassesta is a wholly owned subsidiary of Swisspartners and a principal shareholder of the Company. See "Security Ownership of Management" and "Principal Shareholders."

In December 1997, the Company sold 4,000,000 unregistered shares of common stock to Dassesta and an additional 1,500,000 unregistered shares of common stock to Bank Leu under Regulations S at $.50 per share. Consideration received by the Company in relation to the common stock sales consisted of cash totaling $793,000 and cancellation of its then outstanding loan principal of $1,700,000, related accrued interest of $38,000 and accounts payable of $219,000, all owed to Dassesta.

In February 1998, the Company discounted two customer notes for a net amount of $355,000 received from Dasseta. The face amount of these notes was 2,200,000 French Francs, equal to approximately $366,000 at the then current exchange rate.

As of July 1998, the Company had borrowed $2,000,000 from Dassesta. The loan was a 180 day unsecured loan bearing interest at 8%. In August 1998, the Company paid off the total principal of $2,000,000 owed to Dassesta plus $36,000 of related accrued interest using proceeds from the August 1998 financing of $15,000,000.

On August 5, 1998, the Company received $15,000,000 from the sale of 30,000,000 shares of common stock at $.50 per share to offshore investors pursuant to Regulation S. Of the total 30,000,000 shares, 10,000,000 shares were sold to "La Caixa", Caja de Ahorros y Pensiones de Barcelona, one of the leading financial institutions of the Kingdom of Spain, 10,000,000 shares were sold to Dassesta, 5,000,000 shares were sold to Experta BiL, 2,000,000 shares were sold to Swisspartners and 3,000,000 shares to other European banks.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that, during the period from October 1, 1997 through September 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met, with the exception of Mr. Egli who did not file on a timely basis with respect to his interest in Swisspartners' and Dassesta's August 5, 1998 purchase of shares of the Company's common stock. However, Mr. Egli did file a Form 4 for Dassesta on a timely basis with respect to the same transaction. Since Dassesta is the only entity of the purchasing entities with a 10% or greater interest in the Company, it was the only entity required to file in connection with such transaction.

                 SHAREHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

         Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received no later than October 15, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited b the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than December 28, 1999. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals.

                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for the 1998 fiscal year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.


                                    FORM 10-K

         THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO BIOMAGNETIC TECHNOLOGIES, INC., 9727 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card. A proxy may confer discretionary authority to vote on any matter if the Company does not have notice of a shareholder proposal at least 45 days before the date on which the Company first mails its proxy materials for the prior year's Annual Meeting of the Shareholders.

                                         By Order of the Board of Directors

                                         /s/  Aron P. Stern
                                              --------------------------------

Dated: February 16, 1999                 Aron P. Stern,  Secretary

                            BIOMAGNETIC TECHNOLOGIES, INC.
                              1997 STOCK INCENTIVE PLAN
                          AS AMENDED THROUGH MARCH 19, 1999

                                     ARTICLE ONE

                                  GENERAL PROVISIONS


   I.     PURPOSE OF THE PLAN

          This 1997 Stock Incentive Plan is intended to promote the interests of Biomagnetic Technologies, Inc., a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. This Plan shall serve as the successor equity incentive program to the Corporation's 1987 Stock Option Plan.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

  II.     STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into three separate equity programs:

                  (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                 (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

 III.     ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program.

  IV.     ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                  (i)    Employees,

                 (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation's shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

    V.    STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 6,000,000 shares.

          B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

          C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise or issue price paid per share pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                     ARTICLE TWO

                          DISCRETIONARY OPTION GRANT PROGRAM

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   EXERCISE PRICE.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                  (i)    cash or check made payable to the Corporation,

                 (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the

Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   EFFECT OF TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                  (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                 (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                 (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                  (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                 (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. SHAREHOLDER RIGHTS. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

  II.     INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

          A. ELIGIBILITY. Incentive Options may only be granted to Employees.


          B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% SHAREHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

  III.    CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

          E. The Plan Administrator shall have full power and authority to grant one or more options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of (i) any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate or (ii) any Change in Control. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          F. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          G. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   IV.    CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

    V.    STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                 (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of
     (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                 (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock.
     In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

               (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                ARTICLE THREE

                            STOCK ISSUANCE PROGRAM

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A.   PURCHASE PRICE.

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                 (i)     cash or check made payable to the Corporation, or

                (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   VESTING PROVISIONS.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                 (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                (ii) the number of installments in which the shares are to vest,

               (iii) the interval or intervals (if any) which are to lapse between installments, and

                (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to
(i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights with respect to such shares remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of (i) any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof) or (ii) any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FOUR

                        AUTOMATIC OPTION GRANT PROGRAM

    I.    OPTION TERMS

          A. GRANT DATES. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

               2. On the date of each Annual Shareholders Meeting held after the Effective Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 3,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 3,500 share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B.   EXERCISE PRICE.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

          D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial or annual option grant shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, in a series of sixteen (16) successive equal quarterly installments upon the Optionee's period of continued Board service, with the first such installment to vest upon the Optionee's completion of three (3) months of Board service measured from the option grant date.

          E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                 (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

   II.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporation Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants, to the extent those grants are exercisable for vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock in which the Optionee is at the time vested under each surrendered option over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Shareholder approval of the Plan shall constitute pre-approval of the grant of each such option surrender right under this Automatic Option Grant Program and the subsequent exercise of such right in accordance with the terms and provisions of this Section II.C of Article Four. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  III.    REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE FIVE

                                 MISCELLANEOUS

    I.    FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus
(ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

   II.    TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares.
 Such right may be provided to any such holder in either or both of the following formats:

               STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

  III.    EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately upon the Effective Date. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          C. The Plan shall terminate upon the EARLIEST of (i) December 31, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

   IV.    AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal

Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

    V.    USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

   VI.    REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

  VII.    NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX


          The following definitions shall be in effect under the Plan:

     A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

            (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

           (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     E.   COMMON STOCK shall mean the Corporation's common stock.

     F. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean Biomagnetic Technologies, Inc., a California corporation, and its successors.

     H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

     I. EFFECTIVE DATE shall mean January 1, 1997, the date on which the Plan was adopted by the Board.

     J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

     K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on the Nasdaq National Market or on the Nasdaq Over the Counter Bulletin Board, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or on the Nasdaq Over the Counter Bulletin Board, or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

           (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     N. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

     O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

            (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

           (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     R.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

     U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     X. PLAN shall mean the Corporation's 1997 Stock Incentive Plan, as set forth in this document.

     Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to
Section 16 Insiders.

     AA. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     BB. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     CC. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     DD. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     EE. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     FF. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

     GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     HH. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     II. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

     JJ. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

PROXY                                                                     PROXY

                        BIOMAGNETIC TECHNOLOGIES, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints D. Scott Buchanan and Aron P. Stern, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Biomagnetic Technologies, Inc., to be held on Friday, March 19, 1999, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

Check here for [  ]               NEW ADDRESS: _______________________________
address                           ____________________________________________
change                            ____________________________________________
                                  ____________________________________________

                                  (Continued and to be signed and dated on reverse side)


[ x ]  PLEASE MARK YOUR VOTES
       AS IN THIS EXAMPLE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED BELOW.

         FOR         WITHHELD                Nominees: D. Scott Buchanan,
                                                       Martin P. Egli, Enrique
                                                       Maso, Galleon Graetz and
                                                       Rodolfo Llinas.

1. Election of Directors           [  ]     [  ]
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE BOX "FOR" AND WRITE THE NOMINEE'S NAME FOR WHICH YOU ARE WITHHOLDING AUTHORITY TO VOTE IN FAVOR OF ON THE LINE BELOW.

_______________________________________________________________________________


2. Ratification and approval of the
   selection of Arthur Andersen LLP
   as independent accountants for the
   fiscal year ending September 30, 1999.    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


3. Approval of an amendment to the
   Company's Articles of Incorporation
   to increase the number of authorized
   shares of Common Stock from 100,000,000
   to 200,000,000 shares.                    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. Approval of an amendment to the
   Company's 1997 Stock Incentive Plan
   to increase the maximum number of
   shares authorized for issuance over
   the term of the 1997 Plan by an
   additional 3,000,000 to 6,000,000.        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]

     UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

SIGNATURE(S)______________________________________  DATE______________________

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

                        BIOMAGNETIC TECHNOLOGIES, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints D. Scott Buchanan and Aron Stern, jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Biomagnetic Technologies, Inc. to be held on Friday, March 19, 1999, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

                                           / / Check here for address change

                                           NEW ADDRESS:
                                                       ---------------------

                                           ---------------------------------

                                           ---------------------------------

                                           ---------------------------------
                                           (Continued and to be signed and
                                           dated on reverse side)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                  FOR          WITHHELD

1. Election of Directors          / /            / /

NOMINEES: D. Scott Buchanan, Martin P. Egli,
          Enrique Maso, Galleon Graety and Rodolfo Llinas

Instruction: To withhold authority to vote for any individual nominee, check the box "FOR" and write the nominee's name for which you are withholding authority to vote in favor of on the line below.

----------------------------------------------------------------------------


                                                    FOR    AGAINST   ABSTAIN
2. Ratification and approval of the selection of
   Arthur Andersen LLP as independent               / /      / /       / /
   accountants for the fiscal year ending
   September 30, 1999.

3. Approval of an amendment to the
   Company's Articles of Incorporation
   to increase the number of authorized             / /      / /       / /
   shares of Common Stock from 100,000,000
   million to 200,000,000 million shares.

4. Approval of an amendment to the
   Company's 1997 Stock Incentive Plan
   to increase the maximum number of                / /      / /       / /
   shares authorized for issuance over
   the term of the 1997 Plan by an
   additional 3,000,000 to 6,000,000


CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.   / /

Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1 and 2 and will be voted by the proxyholder at his or her discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.

SIGNATURE(S)____________________________DATE__________________________________

NOTE: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.